SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                                65-0158479
(State or other jurisdiction of               (IRS Employer Number)
incorporation or organization)

                              1903 S. CONGRESS AVE
                                    SUITE 400
                             BOYNTON BEACH, FL 33426
                    (Address of Principal Executive Offices)

                           AGREEMENTS WITH CONSULTANTS
                            (Full title of the Plan)

                              EDWIN F. RUSSO, ESQ.
                     C/O MEDICAL INDUSTRIES OF AMERICA, INC.
                                 (561) 737-2227
          (Telephone number, including area code, of agent for service)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
TITLE OF SECURITIES        AMOUNT TO BE          PROPOSED MAXIMUM            PROPOSED MAXIMUM              AMOUNT  OF
TO BE REGISTERED FEE        REGISTERED      OFFERING PRICE PER SHARE (1)   AGGREGATE OFFICE PRICE (1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,                143,5000                 $2.00                      $287,000                    $100.00
   NO PAR VALUE               SHARES
========================================================================================================================

1) PURSUANT TO RULE 457, ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, AND COMPUTED IN ACCORDANCE WITH THE AVERAGE OF LAST SALE PRICES OF THE COMMON STOCK FOR THE FIVE (5) TRADING DAYS PRIOR TO AND INCLUDING JANUARY 30,1997 AS REPORTED BY NASDAQ.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Pursuant to the note to Part 1 of the Form S-8, the information required by Part 1 is not filed with the Securities and Exchange Commission (the "Commission").

            THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       MEDICAL INDUSTRIES OF AMERICA, INC.
                              CONSULTING AGREEMENTS

      The information set forth herein together with the documents annexed hereto and made a part hereof and incorporated herein by reference relates to the shares of common stock of Medical Industries of America, Inc. (the "Company") to be issued to several Consultants, and a group of medical doctors acting as consultants to pay for professional services rendered to the Company by said Consultants. The Consulting Agreements are as follows:

      (a) Consulting Agreement entered into January 27, 1997 with MCOA, Inc. under which qualified medical doctors would be provided by MCOA to the Company's patients in the Central Florida area. (100,200) shares.

      (b) Consulting Agreement made as of January 17, 1997 with Jones, Foster, Johnston & Stubbs under which they would provide, advice and analysis to the Company in connection with business litigation and related legal matters. (15,000 shares).

      (c) Consulting Agreement made as of January 10, 1997 with Mirkin & Woolf, P.A., attorneys under which they would provide advice and analysis to the Company in connection with mergers and acquisitions. (20,000 shares).

      (d) Consulting Agreement made as of December 20, 1996 with Strategica Group for a period of three months to examine and evaluate proposed acquisitions and the like. (7,000 shares)

      (e) Consulting Agreement made us of January 28, 1997 with Robin Davison, a technician with experience in the field of mobile cardiac catherization for a period of thirty days. (1,300 shares).

      The purpose of the agreements above referred to herein above was to provide essential services to the Company to assist the Company in its expansion plans.

      The tax consequences to the Consultants and to the Company of the issuance of these shares are as follows:

            1. CONSULTANT. The value of these shares will be included in each of the Consultant's gross income at the time the shares are received at their then market value.

            2. COMPANY. The Company may claim a deduction in connection with the issuance of the shares when the shares are issued in the amount of the fair market value of the shares as reported by each of the Consultants in his or her gross income calculation.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

      1.    Annual Report on Form 10-KSB for the year ended December 31, 1995;

      2. Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

      3. All documents subsequently filed by the Company pursuant to Sections 13(a); 13(c), 14, or 15(d) of the Exchange Act, including but not limited to, subsequently filed amendments to the above listed documents and subsequently filed forms 10-KSB, 10-QSB, and 8-K, prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such information, unless such exhibits are also expressly incorporated by reference herein. Request for such information should be directed to Medical Industries of America, Inc., 1903 S. Congress Ave, Suite 400, Boynton Beach, FL 33426, attention Corporate Secretary, telephone (561) 737-2227.

ADDITIONAL INFORMATION

      A copy of all the consulting agreements herein referred to, are attached hereto as exhibits.

A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 is also attached hereto with this document.

      Any questions regarding the Agreements should be addressed to the Company at the address and telephone number set forth above.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements, for filing on Form S-8 and has duly caused this Registrant Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boynton Beach, State of Florida this 31st day of January, 1997.

                                      MEDICAL INDUSTRIES OF AMERICA, INC.

                                      BY: /s/ EDWIN F. RUSSO
                                              CONSULTANT

                                 EDWIN F. RUSSO
                                 ATTORNEY AT LAW
                              6650 STRATFORD DRIVE
                               PARKLAND, FL 33067

January 31, 1997

Medical Industries of America, Inc.
1903 S. Congress Ave., Ste 400
Boynton Beach, FL 33426

Re:   REGISTRATION STATEMENT ON FORM S-8 MEDICAL INDUSTRIES OF AMERICA, INC.

Gentlemen:

We have represented Medical Industries of America, Inc., a Florida corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") relating to the proposed issuance of up to 143,5000 shares ("Shares") of the Company's common stock, no par value ("Common Stock") pursuant to the terms of Consulting Agreements with outside independent experts. The Agreements are as follows:

      a)    Agreement with MCOA, Inc. dated January 27, 1997

      b)    Agreement with Jones, Foster, Johnson and Stubbs dated January 17,
            1997

      c)    Agreement with Mirkin & Woolf, P.A. dated January 10, 1997

      d)    Agreement with Strategica, Inc. dated December 20, 1996

      e)    Agreement with R. Davison dated January 28, 1997.

In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to all of the above referred to consulting agreements as well as the Certificate of Incorporation of the Company, the Bylaws of the Company and such other documents as we have deemed necessary.

We are of the opinion that the shares when issued pursuant to the respective agreements, will be legally issued, fully paid and non-assessable.

We consent to the filing of this Opinion as an Exhibit to the Registration Statement.

Very truly yours,

By:  /S/ EDWIN F. RUSSO
Edwin F. Russo
Attorney At Law

                                    EXHIBIT A

                              CONSULTANT AGREEMENT

      THE CONSULTING AGREEMENT is made as of the 27th day of January, 1997, by and between MCOA, INC., a Florida corporation, with principal offices at 2622 Timber Creek Circle, Boca Raton, Florida 33431 ("Consultant") and Medical Industries of America, Inc., ("Client"), a Florida corporation with principal offices located at 1903 S. Congress Avenue, Suite 400, Boynton Beach, FL 33426.

      WHEREAS, Consultant and Client wish to enter into an agreement under which Consultant will provide at least six (6) qualified medical doctors to perform professional services to patients generated by client.

      NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. INFORMATION TO BE FURNISHED BY CLIENT. Client shall furnish Consultant with current information about its patients and potential patients and shall also provide any other information requested by Consultant to assist Consultant in providing services to (Client), patients ("Client Information").

2. SERVICES PROVIDED AND TO BE PROVIDED BY CONSULTANT. Consultant will hire qualified medical doctors to provide professional services to Client's patients initially in the Central Florida area.

3. COMPENSATION FOR SERVICES. As consideration for Consultant to enter into this Agreement and provide the services described above, Consultant shall receive a consulting fee of Forty-One Thousand Two Hundred Fifty ($41,250) Dollars per month, payable on the first (1st) date of each month, beginning February 1997. In addition to the compensation above set forth, Consultant shall be entitled to be promptly reimbursed for all expenses incurred by Consultant for such things as travel and other expenses relating to the performance of his services under this Agreement.

4. TERM AND TERMINATION. This Agreement shall become effective as of January 27, 1997, and shall remain in effect for three (3) months unless extended for three
(3) additional three (3) month periods and unless terminated pursuant to Paragraph 6, below.

5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer/employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of the Client. Consultant shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultant herein or by any officer of the Client, in writing. Subject to the performance of Consultant's Services hereunder shall be the sole control of the Consultant.

6. WITHDRAWAL BY CONSULTANT OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, the Client may terminate this Agreement. In the event of such a breach by the Client, Consultant shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire three (3) month term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultant and Client.

7. REPRESENTATION AND WARRANTIES

      A. Consultant represents and warrants that it will use reasonable care in performing the services required to be provided under this Agreement and will devote at such time and attention to fully perform professional services to patients of client. Consultant shall comply with all applicable statutes, rules and regulations governing all aspects of the Services to be performed by the Consultant under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete.

      B. Client represents and warrants that, prior to providing the Consultant with any non-public information regarding the Client, its business or operations, Client will advise the Consultant that such information is non-public.

8. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:

      A. That is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

      B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

      C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or by-laws of the Client or violate any agreement, instrument law, ordinance, regulation, order, arbitration award, judgment, or degree to which the Client is a party, or by which the Client is bound.

9. INDEMNIFICATION. The Client is to indemnify and hold the Consultant, ("The Indemnified Party") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse the Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

The Client agrees to notify the consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction or transaction contemplated by this Agreement.

10. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

Neither party may assign its rights or duties under this Agreement without the prior written consent of the other party, except that Consultant may assign to any other party, without Client's consent, its right to receive all or any portions of the fees and expenses due and owing to it.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to, or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

This Client acknowledges that the Consultant will be performing services to others during the term of the Agreement and agrees that the services to be provided hereunder shall be adequate consideration for this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

                              AGREED TO AND ACCEPTED,

                              MCOA, INC.

                              BY:   /s/  RONALD RIEWOLD
                                    RONALD RIEWOLD, PRESIDENT


                              MEDICAL INDUSTRIES OF AMERICA, INC.

                              BY   /s/ MICHAEL F. MORRELL
                                    MICHAEL F. MORRELL, CEO

                                    EXHIBIT B

                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is made this 17th day of January, 1997, by and between Jones, Foster, Johnston & Stubbs, P.A. 505 S. Flagler Drive, Suite 1100, West Palm Beach, FL 33402 ("Consultant") and Medical Industries of America, Inc., a Florida corporation with its principal office at 1903 South Congress avenue, Boynton Beach, Florida 33426 ("Client").

      WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and

      WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledge, Consultant and Client agree as follows:

      1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective as of January 17, 1997 and continuing through the Initial Consulting Period (as defined below).

      2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the consulting services, which shall consist of but not be limited to:

            A. Providing advice and analysis to Client in connection with business litigation and related legal matters.

            B. Assist Client with litigation matters relative to regulatory agencies, i.e. United States Securities and Exchange Commission ("SEC"), National Association of Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD"), Florida Division of Securities ("FDS"), etc. including filings, disclosure, press releases, listing requirements and the like.

            C. Assist Client in negotiating joint venture opportunities. THIS AGREEMENT SHALL EXPRESSLY EXCLUDE MATTERS RELATING TO CAPITAL RAISING ASSISTANCE.

      3. TERM. This Agreement shall be terminable at will by either party. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

      4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

      5. COMPENSATION. Compensation to be paid to Consultant for the services provided under this Agreement shall be 15,000 common shares in the form of the Client's common shares of stock ("Shares"), in lieu of cash, determined by the closing bid price of the date of the filing of the S-8 Registration Statement.

      6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under a S-8 registration statement. At Client's sole discretion, the Shares may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4 (2) of the Securities Act of 1933 (the "Act"),

Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 13 (C) below.

      7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement shall be reimbursed by Client within thirty (30) days written notice by Consultant.

      8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

      9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

      10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship of principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

      11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non- public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

            A. Non--public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

            B. Customer lists, call lists and other non-public customer data of Client;

            C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

            D. Information treated, marked or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

      12. REPRESENTATIONS AND WARRANTIES OF CLIENT. Client represents and warrants to Consultant that:

            A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

            B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 14 (D) (I) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

            C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

            D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant of this Agreement is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a materiel fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

            E. DATE OF REPRESENTATION AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      13. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Consultant represents and warrants to client that:

            A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law litigation, if not all, of the services contemplated by this Agreement for the benefit of the Client.

            B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

      C. REGISTRATION AND/OR EXEMPTION OF THE SHARES. Consultant understands and acknowledges that any shares issued or reserved for issuance prior to registration will be so issued or reserved in reliance on the exemptions from registration provided by Section 4 (2) of The Act, Regulation D and applicable state securities laws. Representation and warranties by Consultant in this Paragraph 14 (C) will be used and relied upon by Client of Consultant pursuant to Section 4 (2) of the Act and Regulation D and immediately of any material changes of the representations made herein. In this regard, Consultant represents and warrants that:

      i. Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13 (a), 14 (a) and 15 (d) of the Securities and Exchange Act of 1934, as amended, including, but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements (the "Disclosure Documents").

      ii. Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued and/or reserved for issuance, and to obtain any additional information which Client possesses or can acquire with out unreasonable effort or expense necessary to verify the accuracy of information furnished under Paragraph 14 (C) (I) of this Agreement.

      iii. By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Shares and client in general, and fully understands the speculative nature of such securities and the possibility of such loss.

      iv. The present financial condition of Consultant is such that Consultant is not under any present or contemplated future need to dispose of any portion of the Shares, if any, to satisfy an existing or contemplated undertaking need or indebtedness.

      v. Consultant is fully aware that any Shares issued to Consultant prior to registration will be Restricted Securities as defined by Rule 144 of the Act and that any resale of such securities by Consultant may be governed by Rule 144. Consultant is further aware of the specific restrictions on resale of such securities contained in Rule 144.

      vi. Consultant will not sell. transfer or otherwise dispose of any Shares issued or reserved for issuance hereunder prior to registration except in compliance with the Act.

      vii. Any and all certificates representing the Shares issued prior to registration of such Shares and any and all securities issued in replacement hereof or in exchange, therefore, shall bear the following legend:

            The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted Securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration or pursuant to an exemption from registration under the act, the availability of which is to be established to the satisfaction of the company.

      D. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      14. NON-EXCLUSIVE SERVICES. Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

      15. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      16. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets. IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written: CONSULTANT Jones, Foster, Johnston & Stubbs, P.A. BY:
SIGNED BY PETER A. SACHS CLIENT MEDICAL INDUSTRIES OF AMERICA, INC. BY: SIGNED BY MICHAEL F. MORRELL

                                    EXHIBIT C

                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is made this 10th day of January, 1997, by and between Mirkin & Woolf, P.A.with offices at 1700 Palm Beach Lakes Blvd., West Palm Beach, FL 33401 ("Consultant") and Medical Industries of America, Inc., a Florida corporation with its principal office at 1903 South Congress Avenue, Boynton Beach, Florida 33426 ("Client").

      WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below. NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledge, Consultant and Client agree as follows:

      1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective as of January 10, 1997 and continuing through the Initial Consulting Period (as defined below).

      2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the consulting services, which shall consist of but not be limited to:

            A. Providing advice and analysis to Client in connection with mergers, acquisitions and other strategic business opportunities.

            B. Assist Client with matters relative to regulatory agencies, i.e. United States Securities and Exchange Commission ("SEC"), National Association of Securities and Exchange

      Commission ("SEC"), National Association of Securities Dealers ("NASD"), Florida Division of Securities ("FDS"), etc. including filings, disclosure, press releases, listing requirements and the like.

            C. Assist Client in negotiating joint venture opportunities.

      3. TERM. This Agreement shall be terminable at will by either party. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

      4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

      5. COMPENSATION. Compensation to Consultant for the services provided under this Agreement shall be paid at the rate of $225 per hour and shall initially be paid by delivery of 20,000 shares of the Client's common stock ("Shares"), in lieu of cash, the value of which shall be determined using the closing bid price on the date of the filing of the S-8 Registration Statement (the "Filing Date"). Any subsequent increase or decrease in said bid shall inure to the detriment (in the event of a decrease) or the benefit (in the event of an increase) of Consultant. Accordingly, for purposes hereof, the product of the Shares multiplied by the Filing Date closing bid price shall be deemed to be a cash payment to Consultant, irrespective of the downside risk of depreciation or upside potential of appreciation of the Shares. Additional compensation due to Consultant shall be payable in cash within 10 days of invoicing therefore, unless the parties otherwise agree in writing.

      6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under a S-8 registration statement. At Client's sole discretion, the Shares may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4
(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 13 (C) below.

      7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement with the prior written approval of Client shall be reimbursed by Client within thirty (30) days written notice by Consultant. Unless otherwise agreed and approved in writing in advance, all expenses, filing fees, copy and mailing expenses incurred by Consultant performing their services under this Agreement are the responsibility of Consultant.

      8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

      9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

      10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship of principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

      11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non- public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

            A. Non--public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

            B. Customer lists, call lists and other non-public customer data of Client;

            C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

            D. Information treated, marked or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

      12. REPRESENTATIONS AND WARRANTIES OF CLIENT. Client represents and warrants to Consultant that:

            A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

            B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 14 (D) (I) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

            C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

            D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant of this Agreement is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a materiel fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

            E. DATE OF REPRESENTATION AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      13. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Consultant represents and warrants to client that:

            A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law including mergers, if not all, of the services contemplated by this Agreement for the benefit of the Client.

            B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

            C. REGISTRATION AND/OR EXEMPTION OF THE SHARES. Consultant understands and acknowledges that any shares issued or reserved for issuance prior to registration will be so issued or reserved in reliance on the exemptions from registration provided by Section 4 (2) of The Act, Regulation D and applicable state securities laws. Representation and warranties by Consultant in this Paragraph 14 (C) will be used and relied upon by Client of Consultant pursuant to Section 4 (2) of the Act and Regulation D and immediately of any material changes of the representations made herein. In this regard, Consultant represents and warrants that:

                  i. Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13 (a), 14 (a) and 15 (d) of the Securities and Exchange Act of 1934, as amended, including, but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements (the "Disclosure Documents").

                  ii. Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued and/or reserved for issuance, and to obtain any additional information which Client possesses or can acquire with out unreasonable effort or expense necessary to verify the accuracy of information furnished under Paragraph 14 (C) (I) of this Agreement.

                  iii. By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Shares and client in general, and fully understands the speculative nature of such securities and the possibility of such loss.

                  iv. The present financial condition of Consultant is such that
            Consultant is not under any present or contemplated future need to dispose of any portion of the Shares, if any, to satisfy an existing or contemplated undertaking need or indebtedness.

                  v. Consultant is fully aware that any Shares issued to
            Consultant prior to registration will be Restricted Securities as defined by Rule 144 of the Act and that any resale of such securities by Consultant may be governed by Rule 144. Consultant is further aware of the specific restrictions on resale of such securities contained in Rule 144.

                  vi. Consultant will not sell. transfer or otherwise dispose of any Shares issued or reserved for issuance hereunder prior to registration except in compliance with the Act.

                  vii. Any and all certificates representing the Shares issued prior to registration of such Shares and any and all securities issued in replacement hereof or in exchange, therefore, shall bear the following legend:

            The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted Securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration or pursuant to an exemption from registration under the act, the availability of which is to be established to the satisfaction of the company.

      D. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      14. NON-EXCLUSIVE SERVICES. Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

      15. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      16. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written:

                              CONSULTANT Mirkin & Woolf, P.A.

                              BY: SIGNED BY MARC S. WOOLF

                              CLIENT

                              MEDICAL INDUSTRIES OF AMERICA, INC.

                              BY:  SIGNED MICHAEL F. MORRELL

                                    EXHIBIT D


                              CONSULTING AGREEMENT

      THIS AGREEMENT is made and entered into as of the 20th day of December 1996, by and between Medical Industries of America, Inc., a Florida corporation ("Company") and STRATEGICA GROUP ("Strategica").

      WITNESSETH THAT:

      WHEREAS, the Company desires to engage Strategica as a consultant for advice regarding the Company's financial and capital structure; and assistance in developing a equity capital markets' plan, and

      WHEREAS, Strategica is willing to provide such services to the Company for a fee; and

      WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions hereinafter set forth, and

      WHEREAS, the persons signing below are duly authorized to do so on behalf of Company and its directors and shareholders, as applicable, and this agreement is binding upon such persons and entities.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and consideration contained herein, the sufficiency of which is hereby expressly acknowledged, the parties hereby agree and covenant as follows:

            1. SERVICES Strategica agrees to provide certain financial and managerial advice and services as requested by the officers of the Company. Strategica shall be required to provide the services reasonably requested of it hereunder on a timely basis, devoting such time as Strategica shall deem appropriate in its discretion.

            It shall be in the Company's sole discretion as to whether or not to utilize Strategica's advice and suggestions. In the context of this Agreement, the terms financial, and managerial consulting services are defined and understood to include, without limitation, any of the following:

            1. Conduct a due diligence review of the Company's books and records.

            2. Review all proposed acquisition targets and purchase agreements.

            3. Review and provide advice with regards to the Company's business plans.

            4.    Provide the Company with assistance involving the acquisition.

            5. Provide the Company with assistance involving the Company for further access to the equity capital markets.

            6.    Other related matters.

            You hereby retain us to act on your behalf, subject to the matter set forth herein. At our request, you will furnish or cause to be furnished to us such current and historical financial and other information regarding the business of the Company as the Company shall have available. The Company warrants the accuracy and completeness of any such information furnished to us to its best knowledge at the time it is so furnished. In connection with our activities hereunder, you authorize us to make appropriate use of such information, including discussing it with, and delivering it to, external consultants, but only after receipt of an appropriate confidentiality letter, if required.

      2. PERFORMANCE AS DISTINGUISHED FROM ADVICE Strategica shall have no obligation to carry out or perform any program, task or act that may develop from its advice and consultation. The Company shall be solely responsible for such performance. Strategica makes no representation or warranty as to the results of success the Company may achieve by reason of the advice provided by Strategica.

      3. CONSULTING FEES In consideration of Strategica's execution of this Agreement, the Company agrees to pay Strategica a non-refundable retainer payment of $25,000 plus out-of-pocket expenses that may be incurred by Strategica, payable as follows: (a) $12,500 upon the signing of this agreement,
(b) $12,500 upon written notification from Strategica that Strategica is satisfied with the initial results of its consulting review and intends to complete its review, and (c) upon receipt of invoice(s), the Company shall pay any reasonable out-of-pocket expenses. The $12,500 retainer payment as described in part (b) of the previous sentence will be the result of the sale of the Company's S-8 stock in the open market, furnished by the Company to Strategica, and the number of shares to be furnished will be in an amount adequate to satisfy the Company's payment obligations hereunder. Out-of-pocket expenses shall include, but not be limited to, professionals employed by Strategica, all travel expenses and lodging, research data, duplicating and courier services. Fees and expenses during the consulting review in excess of $5,000 in the aggregate shall not be incurred prior to the Company's written approval.

      4. TERM The Term of this Agreement shall commence on the date hereof and continue for a term of ninety (90) days

      5. NON-EXCLUSIVE The consulting and advisory services to be rendered hereunder by Strategica shall be on a non-exclusive basis. Strategica may render similar and/or dissimilar services to any other person, firm or corporation.

      6. INDEMNIFICATION The Company will indemnify and hold harmless, Strategica, its officers, directors, shareholders, managing directors, agents, employees and controlling persons (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities, and expenses, joint or several or both (including all fees of counsel and expenses in connection with the preparations for or defense of any claim, action or proceeding), caused by or arising out of an Indemnified Person's action pursuant to this Agreement, except such losses, claims, damages, liabilities or expenses as are found in a final judgment of a court of competent jurisdiction to have resulted primarily from an Indemnified Person's gross negligence or willful misconduct. No Indemnified Person shall have any liability to the Company as a result of such claims, damages, or expenses except for those which a final judgment of a court of competent jurisdiction determines were incurred primarily as a result of such Indemnified Person's gross negligence or willful misconduct. The Company will promptly notify an Indemnified Person of the assertion against it or any other person of a claim or the commencement of any action of proceeding relating to transactions contemplated by this Agreement. The provisions contained herein relating to indemnification will survive any termination of this Agreement.

      7. NO PARTNERSHIP, NO AGENCY Neither party to this Agreement is the agent, partner, employee or joint venture of or with the other. Neither party shall act as any of the above for or on behalf of the other, nor in any manner assume or create any financial or other obligation on behalf of the other.

      8. SEVERABILITY Nothing in this Agreement shall require the commission of any act or payment of any compensation which is contrary to any express provision of law or contrary to the policy of express law; and if there shall exist any conflict between any provision of this Agreement and any such law or policy, the latter shall prevail; and the provision or provisions of this Agreement as effected shall be curtailed, limited or eliminated to the extent (but only to the extent) necessary to remove such conflict; and as so modified, this Agreement shall continue in force and effect.

      9. NOTICES All notices required or given under or in connection with this Agreement shall be given in writing by addressing the same at the following addresses:

   If to Company:       Medical Industries of America, Inc..
                        1903 S. Congress Avenue, Suite 400
                        Boynton Beach, FL 33426
                        561-737-2227 phone or 561-737-5008 fax

   If to Strategica:    Strategica Group
                        1221 Brickell Ave., Ste. 2600
                        Miami, Florida 33131
                        305-536-1402 phone or 305-536-1486 fax
      or at such other addresses in the United States which one party from time to time may give the other by written notice and by the mailing of the same be registered or certified mail, return receipt requested, so addressed, postage prepaid, or by delivery of same, toll prepaid, to a telegraph or cable company, or by delivery of the same personally.

      10. OBLIGATIONS EXPRESSED This Agreement contains the entire understanding of the parties and no other representation, promise or agreement, oral or otherwise shall be of any force and effect.

      11. ASSIGNMENT OR SALE OF BUSINESS BY THE COMPANY The Company shall not assign this Agreement without the written consent of Strategica. If the Company shall sell or otherwise transfer substantially all of its business or assets to one or more third party in one or more transactions or otherwise consolidate or merge its business with a third party, the Company agrees that a condition of such sale, transfer, consolidation or merger shall be the assumption by such third party of all of the Company's liabilities and obligations hereunder. In all respects, this Agreement shall be binding upon and inure to the benefit of the respective parties and their respective successors and assigns.

      12. OTHER ADVISORS No fee payable to any other financial consultant or advisor either by the Company or any other party, shall reduce or otherwise effect any fee payable hereunder to Strategica.

      13. MISCELLANEOUS PROVISIONS The instrument sets forth the entire agreement between the parties hereto and may not be canceled, altered or amended except by an instrument in writing duly executed by both of the parties hereto. No waiver of any breach hereof in any one instance shall be deemed to be a waiver of any term or condition. This Agreement shall be construed and governed in accordance with the laws of the State of Florida and the parties agree that proper venue shall be in Dade County, Florida. The parties waive trial by jury in the event of any dispute.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year above written.

Medical Industries of America, Inc..

   By: /s/ MICHAEL F. MORRELL
   Name:   Michael F. Morrell
   Title:  Chairman and CEO
           Duly Authorized
           Strategica Group

   By: /s/ HARRY GURWITCH
   Name:   Harry Gurwitch
   Title:  Managing Director

                                    EXHIBIT E
                              CONSULTANT AGREEMENT

      THE CONSULTING AGREEMENT is made as of the 28th day of January, 1997, by and between Robin Davison ("Consultant"), of P.O. Box 90141, Gainesville, FL 32607 and Medical Industries of America, Inc., ("Client"), a Florida corporation with principal offices located at 1903 S. Congress Avenue, Boynton Beach, FL 33426.

      WHEREAS, Consultant and Client wish to enter into an agreement under which Consultant will provide specific nurses services to Client in the areas of nursing in which consultant has had many years of experience.

      NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. SERVICES PROVIDED AND TO BE PROVIDED BY CONSULTANT. Consultant will devote such time as is required in the field of mobile cardiac catherizations and the like.

      2. COMPENSATION FOR SERVICES. As consideration for Consultant to enter into this Agreement and provide the services described above, Consultant shall receive a consulting fee of Twenty-Nine Hunderd ($2,900) Dollars .

      3. TERM AND TERMINATION. This Agreement shall become effective as of January 28, 1997, and shall remain in effect for on a demand basis for not more than thirty (30) days.

      4. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer/employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of the Client. Consultant shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultant herein or by any officer of the Client, in writing. Subject to the performance of Consultant's Services hereunder shall be the sole control of the Consultant.

      5. WITHDRAWAL BY CONSULTANT OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, the Client may terminate this Agreement. In the event of such a breach by the Client,

Consultant shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire one (1) month term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultant and Client.

      6. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:

            A. That is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

            B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

            C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or by-laws of the Client or violate any agreement, instrument law, ordinance, regulation, order, arbitration award, judgment, or degree to which the Client is a party, or by which the Client is bound.

      7. INDEMNIFICATION. The Client shall indemnify and hold the Consultant, ("The Indemnified Party") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse the Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

      8. The acceptance of the Medical Industries of America shares of common stock by the Consultants and the sale thereof shall constitute of full release by the Consultant of the client.

      9. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Alachua County, Florida.

      This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to, or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

      This Client acknowledges that the Consultant will be performing services to others during the term of the Agreement and agrees that the services to be provided hereunder shall be adequate consideration for this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

AGREED TO AND ACCEPTED

BY: /s/ ROBIN DAVISON
        ROBIN DAVISON


MEDICAL INDUSTRIES OF AMERICA, INC.

BY: /s/ MICHAEL F. MORRELL
        CHAIRMAN AND CEO